                                                                       EXHIBIT 8


                                 Law Offices
                 [Silver, Freedman & Taff, L.L.P. Letterhead]



                                August 8, 1997


Board of Directors                                          Board of Directors
Charter One Financial, Inc.                                 RCSB Financial, Inc.
1215 Superior Avenue                                        235 East Main Street
Cleveland, Ohio 44114                                       Rochester, NY 14604

     RE: FEDERAL INCOME TAX CONSEQUENCES ARISING FROM THE COMPANY MERGER CONTEMPLATED BY THAT CERTAIN AGREEMENT AND PLAN OF MERGER AND REORGANIZATION BY AND BETWEEN CHARTER ONE FINANCIAL, INC., CHARTER MICHIGAN BANCORP, INC., CHARTER ONE F.S.B., RCSB FINANCIAL, INC. AND ROCHESTER COMMUNITY SAVINGS BANK DATED MAY 21, 1997 (THE "AGREEMENT")

Ladies and Gentlemen:

         In accordance with your request and to facilitate the processing of the Registration Statement with the SEC relating to the transactions contemplated by the Agreement, set forth hereinbelow is this firm's opinion relating to certain federal income tax consequences applicable to the proposed Company Merger contemplated by the Agreement. Capitalized terms used herein which are not expressly defined herein shall have the meaning assigned to them in the Agreement.

                                      FACTS

         COFI is a stock corporation organized and existing under the laws of the State of Delaware. Charter Michigan is a stock corporation organized and existing under the laws of the State of Michigan and is a first-tier wholly owned subsidiary of COFI. Charter One Bank is a federal stock saving bank that is wholly owned by Charter Michigan. COFI's principal business consists of lending and deposit taking activities through Charter One Bank.

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Boards of Directors
August 8, 1997
Page 2
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         RCSB is a stock corporation organized and existing under the laws of the State of Delaware. Rochester Bank is a New York chartered stock saving bank that is a first-tier wholly owned subsidiary of RCSB. RCSB's principal business consists of lending and deposit taking activities through Rochester Bank.

         Pursuant to the Agreement, it is proposed that the Company Merger will be implemented through the merger of RCSB with and into Charter Michigan. In the Company Merger all of the outstanding RCSB Common Stock will be exchanged solely for COFI Common Stock or cash in lieu of fractional share interests. Immediately following or simultaneously with the Company Merger, Rochester Bank will be merged with and into Charter One Bank. Each merger will be a statutory merger under applicable state and federal law.

                                   ASSUMPTIONS

         A. The Company Merger will be implemented strictly in accordance with the terms of the Agreement.

         B. All conditions precedent contained in the Agreement shall be performed or waived prior to the Effective Time.

         C. The representations of RCSB and COFI to be made in their respective tax representation letters to counsel as of the Effective Time, in the form of Exhibits A and B hereto, shall be true and correct.

         D. All of the stockholders of RCSB are citizens of the United States of America.

                                    OPINIONS

         Subject to the foregoing and to the conditions and limitations expressed elsewhere herein, we are of the opinion that for federal income tax purposes:

         1. the Company Merger will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code by virtue of Section 368(a)(2)(D) of the Code and COFI, Charter Michigan and RCSB will each be a party to the reorganization;

         2. no gain or loss will be recognized by any stockholder of RCSB upon the exchange of RCSB Common Stock solely for COFI Common Stock in the Company Merger, and the basis of the COFI Common Stock received by each stockholder of RCSB who exchanges RCSB Common

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Boards of Directors
August 8, 1997
Page 3
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Stock solely for COFI Common Stock in the Company Merger will be the same as the basis of the RCSB Common Stock surrendered and exchanged therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share of COFI Common Stock);

         3. the holding period of the COFI Common Stock received by a stockholder of RCSB in the Company Merger will include the holding period of the RCSB Common Stock surrendered and exchanged therefor, provided that such shares of RCSB Common Stock were held as a capital asset by such stockholder at the Effective Time; and

         4. the cash received by a RCSB stockholder in lieu of a fractional share interest of COFI Common Stock as part of the Company Merger will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of COFI Common Stock which such stockholder would otherwise be entitled to receive and will qualify as a capital gain or loss (assuming the RCSB Common Stock was a capital asset in such stockholder's hands at the Effective Time).

         The foregoing opinion reflects our legal judgment based upon the facts and assumptions presented herein. This opinion has no official status or binding effect of any kind. Accordingly, we cannot assure you that the Internal Revenue Service or any court of competent jurisdiction will agree with this opinion.

         We consent to the use of this opinion, to the incorporation by reference of such opinion as an exhibit to the Registration Statement and to the reference to our firm and our opinion under the heading "Legal Matters" in the Registration Statement filed by COFI, and all amendments thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

                                            Very truly yours,

                                            /s/ Silver, Freedman & Taff, L.L.P.

                                            SILVER, FREEDMAN & TAFF, L.L.P.

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                                                                      Exhibit A

                             REPRESENTATION LETTER

         The undersigned, Leonard S. Simon, Chairman of the Board, President, and Chief Executive Officer of RCSB Financial, Inc. ("RCSB") and Rochester Community Savings Bank ("Rochester Bank"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Merger and Reorganization by and between Charter One Financial, Inc. ("COFI"), Charter Michigan Bancorp, Inc. ("Charter Michigan"), Charter One Bank F.S.B. ("Charter One Bank"), RCSB and Rochester Bank dated May 21, 1997 (the "Agreement") including the schedules and exhibits thereto and (b) I am aware that this Representation Letter will be relied on by Silver, Freedman and Taff, L.L.P. in rendering its tax opinion to the Boards of Directors of COFI and RCSB pursuant to the Agreement and also in connection with filings with the SEC and regulatory authorities relating to the transactions contemplated by the Agreement. All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Agreement.

         The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF RCSB and ROCHESTER BANK, that:

              (1) As of the date hereof, the facts which relate to the transactions contemplated by the Agreement, insofar as such facts pertain to RCSB and Rochester Bank, are true, correct and complete and, insofar as such facts pertain to COFI, Charter Michigan and Charter One Bank, the managements of RCSB and Rochester Bank have no reason to believe that such facts are untrue, incorrect and incomplete.

              (2) The Company Merger and the Bank Merger will be carried out strictly in accordance with the Agreement.

              (3) The aggregate fair market value of the consideration to be received in the Company Merger by each holder of RCSB Common Stock will be approximately equal to the aggregate fair market value of the RCSB Common Stock surrendered in exchange therefor, as determined by arm's length negotiations between RCSB and COFI. No holder of RCSB Common Stock will receive in exchange for such stock, directly or indirectly, any consideration other than COFI Common Stock and cash paid in lieu of a fractional share of COFI Common Stock.

              (4) There is no plan, intention or other arrangement (including any option or pledge) on the part of the holders of 5% or more of the RCSB Common Stock and, to the best

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knowledge of management of RCSB, there is no plan, intention or other arrangement (including any option or pledge) on the part of the other holders of RCSB Common Stock to sell, exchange or otherwise dispose of a number of shares of COFI Common Stock received by such holders in the Company Merger that would reduce such holders' ownership of COFI Common Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the formerly outstanding RCSB Common Stock as of the same date. For purposes of this representation, shares of RCSB Common Stock exchanged for cash or other property, or exchanged for cash in lieu of fractional shares of COFI Common Stock, will be treated as outstanding at the Effective Time. Moreover, all shares of RCSB Common Stock and shares of COFI Common Stock held by RCSB stockholders and otherwise sold, redeemed, or disposed of before or after the Effective Time will be taken into account in making this representation.

              (5) Each of the liabilities of RCSB and Rochester Bank were incurred in the ordinary course of business.

              (6) No assets of RCSB have been or will be sold, transferred or otherwise disposed of prior to the Effective Time which would prevent Charter Michigan upon consummation of the Company Merger from continuing the historic business of RCSB or from using a significant portion of RCSB's historic business assets in a business following the Company Merger; and no assets of Rochester Bank have been or will be sold, transferred or otherwise disposed of prior to the Effective Time which would prevent Charter One Bank from continuing the historic business of Rochester Bank or from using a significant portion of Rochester Bank's historic business assets in a business following the Bank Merger. To the best knowledge of management of RCSB and Rochester Bank, none of COFI, Charter Michigan or Charter One Bank has any plan or intention to sell, exchange, distribute, transfer or otherwise dispose of, except in the ordinary course of business and except for transfers permitted by
Section 368(a)(2)(C) of the Code, any of RCSB's assets to be acquired by Charter Michigan in the Company Merger or any of the assets of Rochester Bank to be acquired by Charter One Bank in the Bank Merger.

              (7) RCSB, Rochester Bank, COFI, Charter Michigan, Charter One Bank and the stockholders of RCSB will each pay their own expenses incurred in connection with the Company Merger and the Bank Merger.

              (8) RCSB has not paid and will not pay (and has not reimbursed and will not reimburse), directly or indirectly, any expenses incurred by any holder of RCSB Common Stock in connection with the Company Merger or any related transactions. RCSB has not agreed to assume and will not directly or indirectly assume any expense or other liability, whether fixed or contingent, of any holder of RCSB Common Stock.

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              (9) Neither RCSB nor Rochester Bank is an "investment company"
within the meaning of Section 368(a)(2)(F) of the Code or a real estate investment trust within the meaning of Section 856 of the Code.

              (10) Neither RCSB nor Rochester Bank is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

              (11) The payment in the Company Merger of cash in lieu of fractional shares of COFI Common Stock is solely for the purpose of avoiding the expense and inconvenience to COFI of issuing fractional shares of COFI Common Stock and does not represent separately bargained for consideration.

              (12) At the Effective Time, the total fair market value of the RCSB assets will exceed the total liabilities of RCSB and both the total adjusted basis and the total fair market value of the Rochester Bank assets will exceed the total liabilities of Rochester Bank.

              (13) No compensation received by any stockholder of RCSB who is an employee of RCSB or Rochester Bank is or will be separate consideration for, or allocable to, any of his or her shares of RCSB Common Stock. None of the shares of COFI Common Stock received by any stockholder of RCSB who is an employee of RCSB or Rochester Bank is or will be separate consideration for, or allocable to, any employment, consulting or other similar arrangement. The compensation paid to each stockholder of RCSB who is an employee of RCSB or Rochester Bank is and will be for services actually rendered and is an amount commensurate with amounts paid to third parties bargaining at arm's length for similar services.

              (14) No indebtedness between RCSB or any of its subsidiaries, on the one hand, and COFI or any of its subsidiaries, on the other hand, exists or will exist prior to the Effective Time that (a) was issued or acquired at a discount or (b) will be settled, as a result of the Company Merger, at a discount. No "installment obligation" (as the quoted term is defined for purposes of Section 453 B of the Code) between RCSB or Rochester Bank, on the one hand, and COFI, Charter Michigan or Charter One Bank, on the other hand, exists or will exist prior to the Effective Time that will be extinguished as a result of any of the transactions contemplated by the Agreement.

              (15) RCSB has not redeemed any RCSB Common Stock, made any distribution with respect to RCSB Common Stock or disposed of any of its assets in anticipation of or as part of the Company Merger. Rochester Bank has not redeemed any of the Rochester Bank common stock, made any distribution with respect to the Rochester Bank common stock, or disposed of any of its assets in anticipation of or as part of the transactions contemplated by the Agreement.

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              (16) Except for outstanding options referred to in the Agreement, there exists no options, warrants, convertible securities or other rights to acquire RCSB stock.

              (17) No shares of RCSB Common Stock are held by any affiliate of RCSB except as disclosed in RCSB's most recent annual report on form 10-K.

              (18) During the five-year period ending at the Effective Time, neither COFI nor any affiliate of COFI has owned or owns, beneficially or of record, any stock or securities of RCSB or Rochester Bank or any predecessor thereof or any instruments giving any of them the right to acquire any such stock or securities except as disclosed in the Joint Proxy Statement.

              (19) To the best knowledge of management of RCSB, neither COFI nor any affiliate of COFI intends to acquire or redeem by purchase or otherwise acquire any of the shares of COFI Common Stock to be issued pursuant to the Company Merger, (except pursuant to the ordinary operation of a stock repurchase program that may be implemented by COFI to acquire its shares in the open market) or to make any distributions with respect to such stock, other than regular, periodic dividends.

              (20) Assuming the Company Merger and Bank Merger are consummated on the same date as the Effective Time, RCSB will transfer to Charter Michigan and Charter Michigan will acquire from RCSB in the Company Merger assets representing at least 90 percent of the fair market value of RCSB's net assets and at least 70 percent of the fair market value of RCSB's gross assets held immediately prior to the Company Merger, and Rochester Bank will transfer to Charter One Bank and Charter One Bank will acquire from Rochester Bank in the Bank Merger assets representing at least 90 percent of the fair market value of Rochester Bank's net assets and at least 70 percent of the fair market value of Rochester Bank's gross assets held immediately prior to the Bank Merger. For purposes of this representation, assets used (i) to pay reorganization expenses, (ii) for redemptions and distributions (excluding normal, regular dividends paid by RCSB) and (iii) to pay other amounts, if any, incurred in connection with the Company Merger and Bank Merger will be included as assets immediately prior to the consummation of each such transaction.

              (21) To the best knowledge of management of RCSB, COFI has no plan or intention to liquidate Charter Michigan or Charter One Bank, to merge Charter Michigan or Charter One Bank into another corporation, or to sell or otherwise dispose of any of the capital stock of Charter Michigan or Charter One Bank.

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         The undersigned agrees to promptly and timely notify Silver, Freedman and Taff, L.L.P. if he has any reason to believe that any of the above representations are untrue, incorrect or incomplete.

         This Representation Letter is hereby executed on the _____ day of ___________, 1997.

                              ----------------------------------------
                              By: Leonard S. Simon
                                  Chairman of the Board, President
                                   and Chief Executive Officer



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                                                                      Exhibit B

                             REPRESENTATION LETTER
                             ---------------------

         The undersigned, Robert J. Vana, Chief Corporate Counsel and Secretary of Charter One Financial, Inc. ("COFI"), Charter Michigan Bancorp, Inc. ("Charter Michigan") and Charter One Bank F.S.B. ("Charter One Bank"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Merger and Reorganization by and between RCSB Financial, Inc. ("RCSB"), Rochester Community Savings Bank ("Rochester Bank") COFI, Charter Michigan and Charter One Bank dated May 21, 1997 (the "Agreement") including the schedules and exhibits thereto and (b) I am aware that this Representation Letter will be relied on by Silver, Freedman and Taff, L.L.P. in rendering its tax opinion to the Boards of Directors of COFI and RCSB pursuant to the Agreement and also in connection with filings with the SEC and regulatory authorities relating to the transactions contemplated by the Agreement. All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Agreement.

         The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF COFI, CHARTER MICHIGAN AND CHARTER ONE BANK, that:

              (1) As of the date hereof, the facts which relate to the transactions contemplated by the Agreement, insofar as such facts pertain to COFI, Charter Michigan and Charter One Bank, are true, correct and complete and, insofar as such facts pertain to RCSB and Rochester Bank, the managements of COFI, Charter Michigan and Charter One Bank have no reason to believe that such facts are untrue, incorrect and incomplete.

              (2) The Company Merger and Bank Merger will be carried out strictly in accordance with the Agreement.

              (3) The aggregate fair market value of the consideration to be received in the Company Merger by each holder of RCSB Common Stock will be approximately equal to the aggregate fair market value of the RCSB Common Stock surrendered in exchange therefor, as determined by arm's length negotiations between COFI and RCSB. No holder of RCSB Common Stock will receive in exchange for such stock, directly or indirectly, any consideration other than COFI Common Stock and cash paid in lieu of a fractional share of COFI Common Stock.

              (4) The management of COFI is not aware of any plan, intention or other arrangement (including any option or pledge) on the part of the holders of 5% or more of the

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RCSB Common Stock or on the part of the other holders of RCSB Common Stock to sell, exchange or otherwise dispose of a number of shares of COFI Common Stock received by such holders in the Company Merger that would reduce such holders' ownership of COFI Common Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the formerly outstanding RCSB Common Stock as of the same date. For purposes of this representation, shares of RCSB Common Stock exchanged for cash or other property, or cash in lieu of fractional shares of COFI Common Stock, will be treated as outstanding as of the Effective Time. Moreover, all shares of RCSB Common Stock and shares of COFI Common Stock held by RCSB stockholders and otherwise sold, redeemed, or disposed of before or after the Effective Time will be taken into account in making this representation.

              (5) The assumption by Charter Michigan of the liabilities of RCSB, and the acquisition by Charter Michigan of the assets of RCSB which are subject to liabilities, pursuant to the Company Merger, and the assumption by Charter One Bank of the liabilities of Rochester Bank, and the acquisition by Charter One Bank of the assets of Rochester Bank which are subject to liabilities, pursuant to the Bank Merger, are each for a bona fide business purpose, and the principal purpose for each such assumption of liabilities and acquisition of assets subject to liabilities is not the avoidance of federal income tax on the transfer of such assets.

              (6) Neither COFI, Charter Michigan nor Charter One Bank has any plan or intention to sell, exchange, distribute, transfer or otherwise dispose of, except in the ordinary course of business and except for transfers permitted by Section 368(a)(2)(C) of the Code, any of RCSB's assets to be acquired by Charter Michigan in the Company Merger or any of Rochester Bank's assets to be acquired by Charter One Bank in the Bank Merger. It is the intention of the management of Charter Michigan to continue the historic business of RCSB or to use a significant portion of RCSB's historic business assets in a business following the Company Merger, and it is the intention of the management of Charter One Bank to continue the historic business of Rochester Bank or to use a significant portion of Rochester Bank's historic business assets in a business following the Bank Merger.

              (7) RCSB, Rochester Bank, COFI, Charter Michigan, Charter One Bank and the stockholders of RCSB will each pay their own expenses incurred in connection with the Company Merger and the Bank Merger.

              (8) Prior to the Company Merger, COFI will be in control of Charter Michigan within the meaning of Section 368(c) of the Code.

              (9) In the Company Merger, shares of RCSB stock representing control of RCSB, as defined in Section 368(c) of the Code, will be exchanged solely for voting common stock of COFI. For purposes of this representation, RCSB stock exchanged for cash or other property originating with COFI will be treated as outstanding RCSB stock at the Effective Time.



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              (10)  None of COFI, Charter Michigan or Charter One Bank has paid or will pay (or has reimbursed or will reimburse), directly or indirectly, any expenses incurred by any holder of RCSB Common Stock in connection with the transactions contemplated by the Agreement; and none of them has agreed to assume or will directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of RCSB Common Stock.

              (11) None of COFI, Charter Michigan or Charter One Bank is an "investment company" within the meaning of Section 368(a)(2)(F) of the Code or a real estate investment trust within the meaning of Section 856 of the Code.

              (12) None of COFI, Charter Michigan or Charter One Bank is under the jurisdiction of a court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Code.

              (13) The payment of cash to RCSB stockholders in lieu of fractional shares of COFI Common Stock will not be separately bargained for consideration, but will be undertaken solely for the purpose of avoiding the expense and inconvenience of issuing and transferring fractional shares. The total cash consideration that will be paid to RCSB stockholders in lieu of fractional shares of COFI Common Stock will represent less than one percent (1%) of the total consideration issued in the transaction.

              (14) None of the compensation received by any stockholder who is an employee of RCSB or Rochester Bank represents separate consideration for, or is allocable to, any of his or her RCSB Common Stock. None of the COFI Common Stock that will be received by any stockholder who is an employee of RCSB or Rochester Bank in the Company Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement.

              (15) No indebtedness between COFI or any of its subsidiaries, on the one hand, and RCSB or any of its subsidiaries, on the other hand, exists or will exist prior to the consummation of the transactions contemplated by the Agreement that (a) was issued or acquired at a discount or (b) will be settled, as a result of any of such transactions, at a discount. No "installment obligation" (as the quoted term is defined for purposes of Section 453 B of the Code) between COFI or any of its subsidiaries, on the one hand, and RCSB or any of its subsidiaries, on the other hand, exists or will exist prior to the consummation of the transactions contemplated by the Agreement that will be extinguished as a result thereof.

              (16) During the five-year period ending at the Effective Time, neither COFI nor any affiliate of COFI has owned or owns, beneficially or of record, any stock or securities of RCSB or Rochester Bank or any predecessor thereof or any instruments giving any of them the right to acquire any such stock or securities except as disclosed in the Joint Proxy Statement.



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              (17)  COFI has no plan or intention to redeem or otherwise reacquire any of its stock to be issued in the Company Merger, except for purchases of stock in the open market in the normal course of business executed through an independent broker in which COFI is not aware of the identity of any seller or in private placement transactions in which the sellers are not former RCSB stockholders.

              (18) Prior to the Bank Merger, COFI will be in control of Charter Michigan and Rochester Bank within the meaning of Section 368(c) of the Code, and following the Company Merger and the Bank Merger, neither Charter Michigan nor Charter One Bank will issue additional shares of its stock.

              (19) At the time of the Company Merger the fair market value of the RCSB assets will exceed the total liabilities of RCSB; and at the time of the Bank Merger, both the total adjusted basis and the total fair market value of the Rochester Bank assets will exceed the total liabilities of Rochester Bank. For purposes of this representation, the undersigned is relying on the accuracy of representation #12 in the RCSB Representation Letter of even date herewith.

              (20) In the Company Merger, Charter Michigan will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by RCSB immediately prior to the Effective Time. In the Bank Merger, Charter One Bank will acquire at least 90 percent of the fair market value of net assets and at least 70 percent of the fair market value of the gross assets held by Rochester Bank immediately prior to the Bank Merger. For purposes hereof, assets used (i) to pay reorganization expenses, (ii) for redemptions and distributions (excluding regular, normal dividends paid by RCSB) and (iii) to pay other amounts, if any, incurred in connection with the Company Merger and Bank Merger will be included as assets immediately prior to the consummation of each such transaction. For purposes of this representation, the undersigned is relying on the accuracy of representation #20 contained in the RCSB Representation Letter of even date herewith.

              (21) COFI has no plan or intention to liquidate Charter Michigan or Charter One Bank, to merge Charter Michigan or Charter One Bank into another corporation, or to sell or otherwise dispose of any stock of Charter Michigan or Charter One Bank.

              (22) No stock of Charter Michigan or Charter One Bank will be issued pursuant to the Company Merger or the Bank Merger.

              (23) All shares of COFI Common Stock to be transferred to the stockholders of RCSB pursuant to the Company Merger will be newly issued and will be transferred directly by COFI to such stockholders in the Company Merger.



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


         The undersigned agrees to promptly and timely notify Silver, Freedman and Taff, L.L.P. if he has any reason to believe that any of the above representations are untrue, incorrect or incomplete.

         This Representation Letter is hereby executed on the _____ day of ___________, 1997.


                                      -----------------------------------
                                      By: Robert J. Vana
                                          Chief Corporate Counsel and Secretary



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